SERVICER COMPLIANCE STATEMENT (ITEM 1123)


                       PROVIDENT FUNDING ASSOCIATES, L.P.


RE: THE ISSUING ENTITIES LISTED ON EXHIBIT A HERETO (THE "ISSUING ENTITY")


The undersigned, a duly authorized officer of Provident Funding Associates, LP as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by each relevant Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period. IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 15th day of March 2007. PROVIDENT FUNDING ASSOCIATES, LP

By:      /s/Michelle C. Blake
         Name: Michelle C. Blake
         Title: Chief Financial Officer



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EXHIBIT A

RALI SERIES 2006-QA4 TRUST
RFMSI SERIES 2006-S2 TRUST
RFMSI SERIES 2006-SA3 TRUST
RFMSI SERIES 2006-SA4 TRUST